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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 2003 (except with respect to note 15, which is as at June 26, 2003), with respect to the consolidated financial statements and the related financial statement schedule of GSI Lumonics Inc. included in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-104138) of GSLI Corp for the registration of 40,806,464 shares of its common stock.


Ottawa, Canada                             Ernst & Young LLP,
June 26, 2003                              Chartered Accountants